Exhibit 10.2

Supplemental Agreement

of

Investment Agreement

Relating to

Future Gas Station (Beijing) Technology Co., Ltd.

Supplemental Agreement

This Supplemental Agreement of Investment Agreement Relating to Future Gas Station (Beijing) Technology Co., Ltd. ("this Supplemental Agreement") is executed on August 21, 2018 in Beijing in the People's Republic of China ("PRC")(for the purpose of this Agreement only, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) by and among:

1.	Future Gas Station (Beijing) Technology Co., Ltd. ("FGS"), a limited liability company incorporated in Beijing, PRC under the laws of PRC, with its unified social credit code as 91110108MA0033XK5Y, with its legal representative as Yang Song, and with its domicile as Room 1315, Unit 2, Floor 13, Building 36, Deshengmenwai Street, Xicheng District, Beijing;

2.	Yang Song, whose identity card No. is XXXXX;

3.	Rui Liu, whose identity card No. is XXXXX;

4.	Zhizhuo Peng, whose identity card No. is XXXXX;

5.	Xing Yao, whose identity card No. is XXXXX;

6.	Gang Yang, whose identity card No. is XXXXX;

7.	Lin Song, whose identity card No. is XXXXX;

8.	Beijing Baihengda Petroleum Technology Co., Ltd. (“Beijing BHD”), a limited liability company incorporated in Beijing, PRC under the laws of the PRC; and

9.	Nanjing Recon Technology Co., Ltd. (“Nanjing RECON”), a limited liability company incorporated in Nanjing, PRC under the laws of the PRC where:

Yang Song, Rui Liu, Zhizhuo Peng and Xing Yao are collectively referred to as “Founding Shareholders”; Beijing BHD and Nanjing RECON are collectively referred to as “Investors”; Yang Song, Rui Liu, Zhizhuo Peng, Xing Yao, Gang Yang, and Lin Song are collectively referred to as “Existing Natural Person Shareholders” or severally referred to as “an Existing Natural Person Shareholder”; and the Investors and the Existing Natural Person Shareholders are collectively referred to as “Shareholders” or “Parties”, and each referred to as a “Party”.

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WHEREAS:

1.	The Parties signed an Investment Agreement Relating to Future Gas Station (Beijing) Technology Co., Ltd. ("this Investment Agreement") on August 21, 2018 in Beijing;

2.	The Investors agree to invest no more than RMB 42,395,200 yuan (including RMB 10 million in cash and shares of the listed company equivalent to RMB 33,295,200)(“Investment Amount”) into FGS by purchasing some shares of the Founding Shareholders (“this Equity Purchase”) and by increasing contribution to FGS ("this Capital Increase")(this Equity Purchase and this Capital Increase are collectively referred to as “this Investment”); among the Investment Amount, RMB 10 million in cash will be invested by increasing contribution to FGS and the shares of the listed company equivalent to no more than RMB 33,295,200 will be invested by purchasing the shares of the Founding Shareholders.

3.	The Parties agree to sign this Supplemental Agreement to address pending issues not included in the Investment Agreement.

On the principles of equality and mutual benefit and through friendly negotiation, the Parties to this Supplemental Agreement hereby agree as follows with respect to this Investment:

Article.1      Conditions Precedent

1.1	The Investors perform their obligations of the closing of this Equity Purchase and this Equity Increase (except under Article 2.2 under this Supplemental Agreement) under the Investment Agreement and Supplemental Agreement subject to the following conditions precedent:

1.1.1	The representations and warranties made by FGS and the Existing Natural Person Shareholders in the Investment Agreement and Supplemental Agreement and in any certificates or other documents submitted pursuant to the Investment Agreement and Supplemental Agreement shall be true, accurate and complete in all material respects from the date of making such representations and warranties through the closing date of this Equity Purchase;

1.1.2	No change that may bring any material adverse effect on FGS has occurred with respect to assets, financial status, business status, and technical and legal aspects of FGS;

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1.1.3	(1) The shareholders’ meeting of FGS has deliberated and approved: (i) the Equity Transfer and the Equity Purchase; (ii) execution of all documents relating to the Equity Transfer and the Equity Purchase; (iii) enactment of new Articles of Association; and (2) FGS has obtained a corporate business license issued by the industrial and commercial administration with respect to this Equity Transfer and this Equity Purchase, and has furnished a copy of the corporate business license to the Investors, and has updated the shareholder information according to Article 2.3 hereof at the industrial and commercial administration.

Article.2      Capital Increase

2.1	Among the total investment in cash, RMB 4.1808 million shall be used as registered capital and the remaining RMB 5.8192 million shall be treated as Additional Paid-in Capital.

2.2	The Investors shall pay the capital increase amount of this Capital Increase to FGS according to the following steps:

(1) Within seven days from the date hereof, the Investors shall remit RMB 2 million into the designated account of FGS in the monetary form; considering that the Investors have paid an advance of RMB 390,000 to FGS for the business operation purpose before the signing of this Agreement, the investment amount that the Investors shall pay to FGS this time is RMB 1.61 million;

(2) By October 31, 2018, and if all the Conditions Precedent in Article 1.1 of this Supplemental Agreement are met (whenever is later) or the Investors waive in writing, after appraising the performance of FGS, the Investors shall pay RMB 1 million as the second installment of capital increase amount to FGS;

(3) From November 1, 2018 to March 31, 2019, and if all the Conditions Precedent in Article 1.1 of this Supplemental Agreement are met (whenever is later) or the Investors waive in writing, in view of actual fund consumption of FGS with respect to gas station deployment, equipment customization requirements, promotion progress, and research and development progress, the Investors shall pay the third installment of capital increase amount to FGS, in which the amount available for construction of new gas stations shall not be more than RMB 5 million (expectedly 200 gas stations to be constructed, each at a cost of RMB 25,000); and

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(4) By May 31, 2019, on condition that the conditions precedent specified in Article 1.1 are fully satisfied or are waived by the Investors in writing, the Investors shall pay off the remaining unpaid capital increase amount to FGS. (“Closing of this Capital Increase” and “Closing of this Investment”).

2.3	After FGS records the shareholders at the local industry and commerce bureau as specified in Article 2.3 under the Investment Agreement, the Investors shall have all corresponding shareholder rights and assume corresponding shareholder obligations in accordance with the stipulations of the laws, the Investment Agreement/ Supplemental Agreement and the effective Articles of Associations of Future Gas Station (Beijing) Technology Co., Ltd.

Article.3      Equity Purchase

3.1	On condition that the conditions precedent specified in Article 5.1 of the Investment Agreement are fully satisfied or are waived by the Investors in writing, the Investors shall issue to the Existing Natural Person Shareholders 2,435,284 Restricted Shares of RECON TECHNOLOGY, LTD with total value no more than RMB 33,295,200. See Exhibit I for the number of the Restricted Shares and lock-up terms of each Natural Person Shareholders.

3.2	The Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).

3.3	Each Existing Natural Person Shareholder is acquiring the Restricted Shares and designating the Restricted Shares Recipients for his own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. Each of Existing Natural Person Shareholders does not presently have any agreement or understanding, directly or indirectly, with any Third Party to distribute any of the Restricted Shares.

3.4	Each Existing Natural Person Shareholder has such knowledge and experience in financial and business matters that he can represent himself and is capable of evaluating the merits and risks of receiving the Restricted Shares as consideration of the target equity. Each Existing Natural Person Shareholder is not relying on the Investors with respect to the tax and other economic considerations of receiving the Restricted Shares, and Existing Natural Person Shareholders has relied on the advice of, or has consulted with, only his own advisor(s).

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3.5	Each Existing Natural Person Shareholder, in making the decision to receive the Restricted Shares, has relied solely upon independent investigations made by it and/or its representatives, if any. Each Existing Natural Person Shareholder during the course of this transaction, and prior to the execution date, has had the opportunity to ask questions of and receive answers from the management of the Investors concerning the terms and conditions of the offering of the Restricted Shares and to receive any additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Investors.

3.6	Each Existing Natural Person Shareholder is not conducting the transactions under this Supplemental Agreement as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to Each Existing Natural Person Shareholder in connection with investments in securities generally.

3.7	Each Existing Natural Person Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Restricted Shares or the fairness or suitability of receiving the Restricted Shares as consideration nor have such authorities passed upon or endorsed the merits of the issuance of the Restricted Shares.

3.8	Exemption

(1) Each Existing Natural Person Shareholder realizes that acquiring Restricted Shares is speculative and involves certain risks, including the possible loss of the value of all the Restricted Shares.

(2) Transfer or Resale. Each Existing Natural Person Shareholder understands that:

(i) The Restricted Shares have not been and are not being registered under the 1933 Act, and may not be offered for sale, sold, assigned or transferred unless:

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(A) subsequently registered thereunder or

(B) Each Existing Natural Person Shareholder shall have delivered to the Investors an opinion of counsel, in a form reasonably acceptable to the Investors, to the effect that such Restricted Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration;

(ii) neither the Investors nor any other person is under any obligation to register the Restricted Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder;

(iii) Each Restricted Shares Recipient will not, during the period that U.S. securities laws forbid resales of the Restricted Shares (“Restricted Period”), offer, sell, pledge or otherwise transfer any Restricted Shares;

(iv) Each Existing Natural Person Shareholder agrees that, besides the restrictions on transfer under U.S. securities laws, they are also limited by the lock-up periods of Restricted Shares under Article 5 of this Supplemental Agreement;

(v) After the Restricted Periods and lock-up periods end, each restricted shares recipient will offer, sell, pledge or otherwise transfer the Restricted Shares only pursuant to registration under the 1933 Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws and this Supplemental Agreement;

(vi) The stock certificates for the Restricted Shares, unless and until registered, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

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THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE FURTHER SUBJECT TO CERTAIN RESTRICTIONS DESCRIBED IN THE RESOLUTION OF THE BOARD OF DIRECTORS DATED AUGUST __, 2018 GRANTING SUCH SHARES. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE SUCH RESTRICTIONS.

Article.4      Representations and Warranties of FGS and Existing Natural Person Shareholders

4.1	FGS and the Existing Natural Person Shareholders represents and warrants that in the agreement term and agreed period, no change that may bring any material adverse effect on FGS has occurred with respect to assets, financial status, business status, and technical and legal aspects of FGS;

4.2	All business based on data and platform of FGS shall be undertaken by FGS or its divisions or subsidiaries, except agreed by the parties.

Article.5      Lock-up Period of Restricted Shares, Performance Commitments of FGS, and Compensation

5.1	The Restricted Shares granted by the Investors to the Existing Natural Person Shareholders at the closing of this Equity Purchase are limited by a lock-up period, where

(1) the lock-up period of the shares granted to Rui Liu, Zhizhuo Peng, Xing Yao and Lin Song is one year after the granting of the shares and, upon expiry of such lock-up period, the Investors shall assist such Shareholders to unlock the shares;

(2) the lock-up period of the shares granted to Yang Song and Gang Yang is three years, and shall be unlocked in three phases in the following way:

A. the Investors shall unlock 50% of the granted shares on the first anniversary of granting the shares if the goal agreed by both parties for the contract period is accomplished; B. the Investors shall unlock 30% of the granted shares on the second anniversary of granting the shares if the goal agreed for the contract period is still maintained; and

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C. the Investors shall unlock the remaining 20% of the granted shares on the third anniversary of granting the shares if the goal agreed for the contract period is still maintained.

5.2	On the first anniversary of the date of signing this Agreement, FGS shall fulfill the following performance goals:

(1) The number of gas stations deployed by FGS reaches 670, an increase of 200 compared to the basis of 470 of the date of this Agreement;

(2) the number of users actually using the services of FGS reaches 1.1 million, an increase of 800,000 compared to the basis of 300,000 of the date of this Agreement; and

(3) the daily trading amount on the platform of FGS reaches RMB 3.3 million, an increase of RMB 2.70 million compared basis of RMB 600,000 of the date of this Agreement.

5.3	FGS shall not use the fund generated from its operation as the resource of capital as allowance to get any potential user or achieve the above goals.

5.4	If FGS does not accomplish any or more of the three performance goals specified in Article 5.2 hereof,

(1) the parties agree to calculate the finished percentage of each performance goals according to Article 5.5 in this Supplemental Agreement, based on the actually finished status of the performance goals, and the average of the finished percentage of three performance goals. The percentage of finished performance goal or exceeded is calculated as 100%.

(2) The number of Restricted Shares to unlock is calculated on the average of the finished percentage of three performance goals and the total number of Restricted Shares. The reset of that installment of the shares will be cancelled immediately and retrieved. All individual shareholders shall cooperate with the Investors to return obtained Restricted Shares , and can only retrieve corresponding compensation shares from the unlocked Restricted Shares held by Yang Song and Gang Yang.

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5.5	Calculation of finished percentages of three performance goals as follow:

Finished Percentage of Gas Stations =

Finished Percentage of Users Purchasing through DT Refuel App =

Finished Percentage of Daily Operating Revenue =

Averaged Deviation Percentage =

Article.6        Confidentiality

6.1	Except as otherwise agreed in this Agreement, the Parties to this Agreement shall make their best efforts to keep strict confidentiality of any technical or commercial information in any form obtained from any other party in the course of negotiating, signing or performing this Agreement or performing due diligence, as well as any undisclosed information and data (whether written, verbal, tangible or intangible), including any content of this Agreement and other potential cooperation matters and transactions between the Parties. Any party shall limit its directors, officers, employees, agents, consultants, subcontractors, suppliers, customers, and the like in obtaining such information only as necessary for properly performing the obligations under this Agreement.

6.2	The foregoing limitation does not apply:

6.2.1	to the information that is already available to the general public when being disclosed;

6.2.2	to the information that is already available to the general public after disclosure not due to a fault of the receiver of the information;

6.2.3	to the information which, as proved by the receiver, is already grasped by the receiver before disclosure but not obtained directly or indirectly from the other Party;

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6.2.4	when any Party is obligated to disclose such confidential information to the relevant government agencies, stock trading institutions, or the like as required by law, or when any Party discloses such confidential information to its direct legal counsel and financial adviser as required by its normal business operations.

6.3	Any party to this Agreement shall instruct its directors, officers, employees, agents, consultants, subcontractors, suppliers, customers as well as the directors, officers, employees, agents, consultants, subcontractors, suppliers, and customers of its affiliates to abide by the confidentiality obligations set out in Article 16.1.

6.4	No matter how this Agreement is dissolved or terminated, the Parties shall abide by the confidentiality obligations set forth in Article 16.1.

Article.7       Miscellaneous

7.1	If any Existing Natural Person Shareholder intends to transfer all or part of the shares held by him in FGS to any third party other than the Shareholders, it shall not violated Article 11.1 of Investment Agreement.

7.2	Within sixty (60) days after the signing of this Supplemental Agreement, if the conditions precedent for the closing of this Capital Increase as specified in Article 1 hereof are not satisfied and the Investors have not waived such conditions precedent, in which case the Investors may jointly deliver a written notice to terminate this Agreement. FGS shall return the paid fund by investor within thirty (30) days after receiving notice from, with an interest of 24% annually.

7.3	Unless otherwise specified, definition in this Supplemental Agreement shall be the same with the Investment Agreement.

7.4	Excepted as otherwise expressly stated herein, all the terms and conditions of this Supplemental Agreement shall remain in full force and effect without any change.

7.5	This Agreement is made in ten (10) original counterparts; FGS, existing Shareholders and the Investors each hold one (1) counterpart, and other original counterparts are filed to the industrial and commercial administration for the record.

7.6	This Agreement shall become effective on the date of being executed by the legal representatives or legally authorized representatives of the Parties and/or being stamped with the common seals of FGS and the Investors.

(The following is intentionally left blank for the purpose of signature)

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(This page is intentionally left blank for the purpose of signing the Investment Agreement Relating to Future Gas Station (Beijing) Technology Co., Ltd.)

Company:

Future Gas Station (Beijing) Technology Co., Ltd. (seal)

Signatory:	/s/ Yang Song
Name: Yang Song
Title: Legal representative

(This page is intentionally left blank for the purpose of signing the Investment Agreement Relating to Future Gas Station (Beijing) Technology Co., Ltd.)

Existing Natural Person Shareholders:

Yang Song

Signature:	/s/ Yang Song

Rui Liu

Signature:	/s/ Rui Liu

Zhizhuo Peng

Signature:	/s/ Zhizhuo Peng

Xing Yao

Signature:	/s/ Xing Yao

Gang Yang

Signature:	/s/ Gang Yang

Lin Song (seal)

Signature:	/s/ Lin Song

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(This page is intentionally left blank for the purpose of signing the Investment Agreement Relating to Future Gas Station (Beijing) Technology Co., Ltd.)

Investors:

Beijing Baihengda Petroleum Technology Co., Ltd. (seal)

Signatory:	/s/Guangqiang Chen
Name: Guangqiang Chen
Title: Legal representative

Nanjing Recon Technology Co., Ltd. (seal)

Signatory:	/s/ Shenping Yin
Name: Shenping Yin
Title: Legal representative

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Exhibit I Issuance of Restricted Shares

	Name	ID. No.	Address	Number of Restricted Shares	Lock-up Term	One Year Lock-up(1)	Two Years Lock-up(1)	Three Years Lock-up(1)
1.	Yang Song	XXXX		1,327,230	50%: one year 30%: two years 20%: three years	663,615	398,169	265,446
2.	Gang Yang	XXXX		487,057	50%: one year 30%: two years 20%: three years	243,529	146,117	97,411
3.	Rui Liu	XXXX		182,646	100%: one year	182,646
4.	Zhizhuo Peng	XXXX		182,646	100%: one year	182,646
5.	Xing Yao	XXXX		194,823	100%: one year	194,823
6.	Lin Song	XXXX		60,882	100%: one year	60,882
			Total(2)	2,435,284		1,528,141	544,286	362,857

(1) Can only be unlocked after all of the conditions precedent under Article 5.2 of the supplemental agreement have been met.

(2) Calculate on $2/share of Recon Technology, LTD, a central parity rate of Renminbi yuan to US dollar officially announced by the People's Bank of China on August 21, 2018 when the agreement was signed, and total shares’ value of RMB 33,295,200.

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